UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 13, 2010
GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(817) 789-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

(a) On April 13, 2010, in connection with the Company’s year end accounting procedures and audit, the Company’s management consulted with its independent auditors and Audit Committee and determined that there was an error in the calculation of the loss on the extinguishment of debt for the three months ended September 30, 2009. The Company mistakenly recorded the transaction as a conversion at book value of the debt being extinguished which should have been initially recorded at fair value of the Preferred Shares Series A – D received in extinguishment of the debt.  The effect of the error on the Company’s financial statements for the quarter ended September 30, 2009 is still being determined.

(b) Additionally, on April 15, 2010, in connection with the Company’s year end accounting procedures and audit, the Company’s management consulted with its independent auditors and Audit Committee and determined that there was an error in not recording the beneficial conversion feature related to the issuance of Preferred Shares Series F and warrants in the Company’s related financial statements for the quarters ended June 30, 2009 and September 30, 2009, which is still being determined.

Accordingly, the unaudited consolidated financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2009 (“Second Quarter”) and the quarter ended September 30, 2009 (“Third Quarter”) should not be relied upon. The Company intends to restate its financial statements for the Second Quarter and Third Quarter and amend its Quarterly Reports on Form 10-Q for the Second Quarter and Third Quarter.  The errors that led to the necessity of the foregoing restatements affect the Company’s financial statements for the year ended December 31, 2009.  Consequently, because of the timing of the discovery of these errors, the Company will not file its Annual Report on Form 10-K for the year-ended December 31, 2009 (the “2009 Annual Report”), which was required to be filed April 15, 2010.  The Company intends to file the Quarterly Reports on Form 10-Q for the Second Quarter and Third Quarter and the 2009 Annual Report as soon as practically possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	April 15, 2010
By:		/s/ Richard H. Roberson
Name		Richard H. Roberson
Title:		Chief Financial Officer